                                                                    EXHIBIT 10.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of July 31, 2003, is entered into among CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the "Borrower"), the lenders listed on the signature pages hereof as Lenders (the "Lenders"), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and Swing Line Lender and BANK ONE, N.A., as Documentation Agent.

                                   BACKGROUND

         A. The Borrower, certain of the Lenders, the Documentation Agent, the Administrative Agent, the Swing Line lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of August 14, 2002, (the "Credit Agreement"). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

         B. The Borrower has requested (a) certain amendments to the Credit Agreement, to among other things, account for the Cashland Acquisition (as defined in Section 1.(f) of this First Amendment and as used herein), and (b) to add US Bank National Association and The Huntington National Bank (collectively, "New Lenders") as lenders under the Credit Agreement.

         C. The Lenders, the Documentation Agent, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:

         1. AMENDMENTS.

         (a) The definition of "Aggregate Revolving Commitments" set forth in
Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Aggregate Revolving Commitments" means the aggregate amount of Revolving Commitments of the Lenders, which initially shall be $135,000,000, as the same may be reduced or increased from time to time pursuant to the terms of this Agreement.

         (b) The definition of "Adjusted EBITDA" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Adjusted EBITDA" means, with respect to any period, EBITDA for such period adjusted to (a) to the extent included in such period, exclude any gain resulting from the recovery of value related to the Rent-a-Tire Disposition, (b) exclude any non-cash gain or loss recognized on the income statement from derivative value fluctuation during such period, and (c) upon the acquisition of any assets or Persons permitted by Section 7.03 hereof which generate EBITDA (whether positive or negative) or the disposition of any assets or Persons permitted by Section 7.05 hereof which generate EBITDA (whether positive or negative), include the actual trailing 12 month EBITDA of the acquired assets or Person, or exclude the actual trailing 12 month EBITDA of the disposed assets or Person, as the case may be, with adjustments as provided in Article 11, Regulation S-X of the Securities Act of 1933 during such period.

         (c) The definition of "Applicable Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Applicable Rate" means the following percentages per annum:

           PRICING                                                     EURODOLLAR
            LEVEL                   LEVERAGE RATIO                        RATE              BASE RATE
         ------------- ------------------------------------------ --------------------- -------------------
              1        Less than or equal to 2.25 to 1                   1.500                 0.00
              2        Greater than 2.25 to 1 but less than or           1.750                 0.00
                       equal to 2.50 to 1
              3        Greater than 2.50 to 1 but less than or           2.000                 0.00
                       equal to 2.75 to 1
              4        Greater than 2.75                                 2.250                 0.00

                  The Applicable Rate shall be adjusted on each Adjustment Date as tested by using the Leverage Ratio set forth on the Compliance Certificate on each Adjustment Date. If the financial statements required pursuant to Section 6.01 hereof and the related Compliance Certificate required pursuant to Section 6.02(b) hereof are not received by the Administrative Agent by the date required, the Applicable Rate shall be determined using Pricing Level 4 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the foregoing, the Applicable Rate in effect from and after the First Amendment Effective Date through the date on which another Pricing Level would otherwise be in effect based on the receipt of the Company's Compliance Certificate for the period ending December 31, 2003 shall be Level 4.

         (d) The definition of "Maturity Date" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Maturity Date" means (a) July 31, 2006, or (b) such earlier date upon which the Revolving Commitments may be terminated in accordance with the terms hereof.

         (e) The definition of "Swing Line Sublimit" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Swing Line Sublimit" means an amount equal to the lesser of
         (a) $5,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         (f) Section 1.01 of the Credit Agreement is hereby amended by adding the defined terms "Cashland Acquisition", "Cashland Seller Note", "First Amendment", "First Amendment Effective Date" and "Increase Effective Date" thereto in alphabetical order to read as follows:

                  "Cashland Acquisition" means the acquisition of substantially all of the assets of Cashland, Inc., an Ohio corporation, pursuant to the terms of that certain Asset Purchase Agreement, dated June 30, 2003 among the Borrower, Cashland, Inc., Schear Financial Services, Inc., Lee Schear and The Mafre A. Branner Irrevocable Trust (the "Cashland Purchase Agreement") for consideration consisting of (a) at closing of the Cashland Acquisition, (i) $31,900,000 cash, (ii) 1,000,000 shares of Capital Stock of the Borrower and (iii) additional shares of Capital Stock of the Borrower equal to $8,000,000 divided by the Fair Market Value (as defined below) and (b) potential additional consideration between September 30, 2003 and June 30, 2004, including the Cashland Seller Note and other consideration. As used herein, the term "Fair Market Value" means the average per share closing price of the Capital Stock of the Borrower on the New York Stock Exchange for the twenty
         (20) trading days immediately preceding the day prior to the date of the closing of the Cashland Acquisition, provided, however, the Fair Market Value shall not be less than $10.00 per share or greater than $15.00 per share. In no event shall the total consideration exceed the aggregate consideration defined in Section 1.2 of the Cashland Purchase Agreement.

                  "Cashland Seller Note" means that certain subordinated promissory note of the Borrower in the principal amount of up to $5,000,000, the terms of which shall at all times be subordinated to the Obligations pursuant to terms reasonably satisfactory to the Required Lenders.

                  "First Amendment" means that certain First Amendment to Credit Agreement, dated as of July 31, 2003, among the Borrower, the Lenders, the Documentation Agent and the Administrative Agent.

                  "First Amendment Effective Date" means the date that all of the conditions to effectiveness set forth in Section 3 of the First Amendment have been satisfied.

                  "Increase Effective Date" has the meaning specified in Section 2.14(b) hereof.

         (g) The last sentence of Section 2.05(d) is hereby amended to read as follows:

                  Each such mandatory prepayment shall be made and applied as provided in Section 2.06(d) hereof.


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

         (h) Section 2.05(e) of the Credit Agreement is hereby amended to read as follows:

                  (e) Concurrently with the receipt of Net Proceeds from the issuance of any Subordinated Debt by the Borrower (except the Net Proceeds from the issuance of any Subordinated Debt utilized as consideration for an Acquisition), the Borrower shall prepay Revolving Loans in an aggregate principal amount equal to 50% of such Net Proceeds. Each such mandatory prepayment shall be made and applied as provided in Section 2.06(d) hereof.

         (i) Section 2.05(f) of the Credit Agreement is hereby amended to read as follows:

                  (f) Concurrently with the receipt of Net Proceeds from any Disposition of Capital Stock of the Borrower (except the Net Proceeds from (i) Dispositions of Capital Stock of the Borrower utilized as consideration for an Acquisition and (ii) Dispositions of Capital Stock of the Borrower pursuant to exercise of stock options held by employees or directors of the Borrower), the Borrower shall prepay Revolving Loans in an aggregate amount equal to 50% of such Net Proceeds. Each such mandatory prepayment shall be made and applied as provided in
         Section 2.06(d) hereof.

         (j) The last sentence of Section 2 05(g) is hereby amended to read as follows:

                  Each such mandatory prepayment shall be made and applied as provided in Section 2.06(d) hereof.

         (k) Section 2.06 of the Credit Agreement is hereby amended to read as follows:

                  2.06     REDUCTION OR TERMINATION OF REVOLVING COMMITMENTS.

                  (a) On each date set forth below, the Aggregate Revolving Commitments shall be automatically reduced by the amount set forth opposite such date below minus any voluntary reductions of the Aggregate Revolving Commitment made in accordance with Section 2.06(b):

                        DATE                      AMOUNT OF REDUCTION
                        ----                      -------------------
                   March 31, 2004                     $5,000,000
                   March 31, 2005                     $5,000,000
                   March 31, 2006                     $10,000,000


                  (b) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or permanently reduce the Aggregate Revolving Commitments to an amount not less than the then Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations; provided that (i) any such notice shall be received by the

         Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Revolving Commitments. Reductions in the Aggregate Revolving Commitments pursuant to this Section 2.06(b) shall be applied to the then remaining reductions set forth in Section 2.06(a) in the order of scheduled date for reduction.

                  (c) The Aggregate Revolving Commitments shall also be permanently reduced by the amount of Revolving Loans required to be prepaid (whether or not any Revolving Loans are then outstanding) pursuant to Section 2.05(d), (e), (f) and (g) hereof; provided, however, the Aggregate Revolving Commitments shall not be permanently reduced by any amount of Revolving Loans required to be prepaid with the Net Proceeds from the Disposition of real estate acquired by the Borrower or any of its Subsidiaries after the Closing Date and sold pursuant to a sale and leaseback permitted by Section 7.15 hereof.

                  (d) Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. Once reduced in accordance with this Section, the Aggregate Revolving Commitments may not be increased except pursuant to Section 2.14.

         (l) A new Section 2.14 is hereby added to the Credit Agreement in numerical order to read as follows:

                  2.14     INCREASE IN COMMITMENTS.

                  (a) During the period from the date that is one (1) year after the First Amendment Effective Date until the Maturity Date, provided no Default or Event of Default exists and is continuing and upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Revolving Commitments by an aggregate amount of up to $15,000,000; provided, however, any increase in the Aggregate Revolving Commitments shall not be less than $5,000,000 (and shall be in integral multiples of $1,000,000 if in excess thereof). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

         The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

                  (b) If the Aggregate Revolving Commitments are increased in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this
         Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. On the Increase Effective Date, each Lender shall, to the extent necessary, make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all Lenders to the reduction of outstanding Loans held by the Lenders, to cause the principal amount of Loans outstanding made by each Lender to be in the amount of its Pro Rata Share (upon the Increase Effective Date) of all outstanding Loans. The Borrower hereby irrevocably authorizes each Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Loans held by the other Lenders. If, as a result of the repayment of Loans provided for in this Section 2.14, any payment of Eurodollar Rate Loans occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Administrative Agent for the benefit of any Lender holding a Eurodollar Rate Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.05.

                  (c) This Section shall supersede any provisions in Sections
         2.13 or 10.01 to the contrary.

         (m) A new Section 5.22 is hereby added to the Credit Agreement in numerical order to read as follows:

                  SECTION 5.22 TAX SHELTER REGULATIONS. The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Revolving Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

         (n) Section 6.02 of the Credit Agreement is hereby amended by (i) deleting "and" at the end of clause (e) thereof; (ii) deleting "." at the end of clause (f) thereof and inserting "; and" in lieu thereof; and (iii) adding the following new clause (g) thereto to read as follows:

                  (g) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
         Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

         (o) Section 6.12 of the Credit Agreement is hereby amended to read as follows:

                  6.12 USE OF PROCEEDS. The Borrower shall use the proceeds of the Credit Extensions (i) to consummate the Cashland Acquisition, (ii) to refinance certain existing indebtedness of the Borrower and (iii) for working capital and other general corporate purposes not in contravention of any Law or of any Loan Document.

         (p) Section 7.02(n) of the Credit Agreement is hereby amended by deleting the reference to "Section 2.06(g)" in the last line thereof and substituting "Section 2.05(g)" in lieu thereof;

         (q) Section 7.02 of the Credit Agreement is hereby amended by (i) deleting "and" at the end of clause (q) thereof; (ii) inserting " and" at the end of clause (r) thereof; and (iii) adding the following new clause (s) thereto to read as follows:

                  (s) Indebtedness of the Borrower in respect of the Cashland Seller Note.

         (r) Section 7.03(f) of the Credit Agreement is hereby amended to read as follows:

                  (f) Acquisitions (other than the Cashland Acquisition), provided (i) the assets, property or business being acquired shall be in the types of businesses described in Section 5.19 hereof, (ii) such Acquisition shall not be opposed by the board of directors (or other governing body) of the Person being acquired, (iii) promptly upon becoming available and in any event within ten (10) days prior to any proposed Acquisition involving Acquisition Consideration equal to or greater than $5,000,000 but less than $10,000,000, the Administrative Agent shall have received written notice of such Acquisition, (iv) if the Acquisition Consideration for such Acquisition is equal to or greater than $10,000,000, the Administrative Agent shall have received, promptly upon becoming available and in any event within thirty (30) days prior to such proposed Acquisition, (A) written notice of such Acquisition, (B) a pro forma income statement and balance sheet prepared in accordance with GAAP prepared by the Borrower and taking into effect such Acquisition, and such other information as the Administrative Agent may reasonably request regarding such Acquisition, in addition to any information required with respect to any new Domestic Subsidiary (if applicable) under Section 6.15 hereof, (C) audited financial statements at least 30 days prior to such proposed Acquisition, completed for a period no earlier than fifteen (15) months prior to the date of the proposed Acquisition, or, if such audited financial statements are not available, the Borrower shall provide verification of the Adjusted EBITDA of the Subsidiary being acquired, in form and substance satisfactory to the Required Lenders, which at the Required Lender's sole discretion may require verification by an outside accounting firm, at Borrower's expense, satisfactory to Administrative Agent, and (D) a Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition and certifying that no Default or Event of Default exists or would occur as a result therefrom, (v) the aggregate Acquisition Consideration for all Acquisitions (excluding from such calculation the Cashland Acquisition) in each fiscal year shall not exceed the sum of
         (A) $15,000,000 plus (B) the amount, if any, not to exceed $5,000,000, that the aggregate Acquisition Consideration for all Acquisitions (excluding from such calculation the Cashland Acquisition) in the immediately preceding fiscal year is less than $15,000,000 and (vi) the Acquisition Consideration for any single Acquisition (excluding from such calculation the Cashland Acquisition) shall not exceed $10,000,000 without the Required Lenders approval,

         (s) Section 7.03 of the Credit Agreement is hereby amended by (i) deleting "; and" at the end of clause (j) thereof and inserting "," in lieu thereof; (ii) deleting "." at the end of clause (k) thereof and inserting ", and" in lieu thereof; and (iii) adding the following new clause (l) thereto to read as follows:

                  (l)      the Cashland Acquisition.

         (t) Section 7.13 of the Credit Agreement is amended to read as follows:

                  7.13 ISSUANCE OF SHARES. The Borrower shall not, and shall not permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of its Capital Stock or other securities, or rights, warrants or options to purchase or acquire any shares or securities unless (a) the Net Proceeds from the issuance thereof are applied as required pursuant to Section 2.05(f) hereof, (b) the Capital

         Stock is issued in respect of an initial capitalization of a Subsidiary, or (c) the Capital Stock is issued as Acquisition Consideration for an Acquisition permitted by Section 7.03(f) or
         Section 7.03(l) hereof.

         (u) Section 7.19 of the Credit Agreement is hereby amended to read as follows:

                  7.19     FINANCIAL COVENANTS.

                  (a) Maximum Leverage Ratio. The Borrower shall not permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower ending during any period set forth below to be greater than the ratio set forth below opposite such period:

                                     Period                                    Maximum Leverage Ratio
                                     ------                                    ----------------------
                 First Amendment Effective Date through December 31,                3.25 to 1.00
                 2003
                 March 31, 2004 through December 31, 2004                           3.00 to 1.00
                 March 31, 2005 and thereafter                                      2.50 to 1.00

                  (b) Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 at the end of any fiscal quarter.

                  (c) Maximum Adjusted Funded Debt to Total Capitalization. The Borrower shall not permit the ratio of (i) Adjusted Funded Debt to (ii) Total Capitalization to be greater than 0.50 to 1.00 at the end of any fiscal quarter.

                  (d) Minimum Inventory Turnover. The Borrower shall not permit, as of the end of any fiscal quarter, the ratio of (i) costs of goods sold by the Borrower and its Subsidiaries for the most recent twelve months to (ii) average monthly inventory of the Borrower and its Subsidiaries (based on the sum of the thirteen amounts of fiscal month end inventory balance of the Borrower and its Subsidiaries for the most recent thirteen fiscal months of the Borrower, divided by thirteen) to be less than 1.70 to 1.0.

                  (e) Minimum Net Worth. The Borrower shall not permit Net Worth to be less than the sum of (i) $173,173,000, plus (ii) 50% of Net Income (with no deduction for net losses during any quarterly period) after March 31, 2002, plus (iii) 100% of the Net Proceeds received by the Borrower and its Subsidiaries from the issuance and sale of Capital Stock of the Borrower or any Subsidiary (other than issuance to the Borrower or a wholly-owned Subsidiary), including any conversion of debt securities of the Borrower into such Capital Stock after the Closing Date.

                  (f) Capital Expenditures. The Borrower and its Subsidiaries shall not directly or indirectly make Capital Expenditures in an aggregate amount in excess of $30,000,000 during any fiscal year, excluding Capital Expenditures for fixed assets acquired pursuant to an Acquisition permitted by Section 7.03(f) or Section 7.03(l) hereof; provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result from such Capital Expenditure, any portion of the annual $30,000,000 permitted Capital Expenditure not in excess of $5,000,000, which is not expended in the fiscal year for which it is permitted may be carried over for expenditure in the next following year only.

                  (v) Section 10.08 of the Credit Agreement is hereby amended to read as follows:

                  10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential) with respect to the monitoring and administration of this Agreement or any other Loan Documents; (b) to the extent compelled by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the written consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) only to the extent required, to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower, its Affiliates or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of disclosure as confidential. Any

         Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligations to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential Information.

                  Notwithstanding anything to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

         (w) Schedule 2.01 is hereby amended to be in the form of Schedule 2.01 to this First Amendment, and the Revolving Commitment of each Lender, after giving effect to this First Amendment, is set forth on such Schedule 2.01.

         (x) Schedule 10.02 is hereby amended to be in the form of Schedule
10.02 to this First Amendment.

         (y) Exhibit B to the Credit Agreement is hereby amended to be in the form of Exhibit B to this First Amendment.

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:

         (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;

         (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

         (c) (i) the Borrower has full power and authority to execute and deliver this First Amendment, the Revolving Loan Note payable to the order of each New Lender (collectively, the "New Notes"), the replacement Revolving Loan Note payable to the order of each Lender whose Commitment has been amended pursuant to this First Amendment (collectively, the "Replacement Notes"), the replacement Swing Line Note payable to the order of Swing Line Lender (the "Swing Line Note") (ii) this First Amendment, the New Notes, the Replacement Notes and the Swing Line Note have been duly executed and delivered by the Borrower, and

(iii) this First Amendment, the New Notes, the Replacement Notes, the Swing Line Note and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) (i) Cashland Financial Services, Inc., a Delaware corporation ("Cashland Financial") has full power and authority to execute and deliver the Guaranty (ii) the Guaranty has been duly executed and delivered by Cashland Financial and (iii) the Guaranty, constitutes the legal, valid and binding obligation of Cashland Financial, enforceable in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (e) neither the execution, delivery and performance of this First Amendment, the New Notes, the Replacement Notes, the Swing Line Note, the Guaranty or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower or Cashland Financial, or any indenture, agreement or other instrument to which the Borrower or Cashland Financial or any of their properties are subject; and

         (f) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this First Amendment, the New Notes, the Replacement Notes or the Swing Line Note, (ii) the acknowledgement by each Guarantor of this First Amendment or (iii) the execution, delivery or performance by New Subsidiary of the Guaranty.

         3. CONDITIONS TO EFFECTIVENESS. This First Amendment shall be effective (and the revisions to the definition of "Applicable Rate" set forth in Section 1(c) hereof will go into effect) upon satisfaction or completion of the following:

         (a) the Administrative Agent shall have received counterparts of this First Amendment executed by all of the Lenders;

         (b) the Administrative Agent shall have received counterparts of this First Amendment executed by the Borrower and acknowledged by each Guarantor;

         (c) the Administrative Agent shall have received a Guaranty executed by Cashland Financial substantially in the form of Exhibit C to the Credit AGREEMENT (the "Guaranty");

         (d) the Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this First Amendment, the New Notes and the Replacement Notes;

         (e) the Administrative Agent shall have received an officer's certificate of New Subsidiary establishing the identities of and certifying the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Credit Agreement and the Guaranty and attaching (i) certified copies of Cashland Financial's Organization Documents, (ii) certified resolutions of the Board of Directors of Cashland Financial authorizing the execution, delivery and performance of the Guaranty, and (iii) certificates of good standing and/or qualification to engage in business and tax clearance certificates.

         (f) the Administrative Agent shall have received an opinion of the Borrower's General Counsel, as counsel to the Borrower and Cashland Financial, in form and substance satisfactory to the Administrative Agent, with respect to matters set forth in Sections 2(c), (d), (e) and (f) of this First Amendment;

         (g) the Administrative Agent shall have received a duly executed (i) New Note for each New Lender, (ii) Replacement Note for each Lender whose Commitment is being amended by this First Amendment and (iii) Swing Line Note;

         (h) receipt and satisfactory review by the Lenders of due diligence information on the Cashland Acquisition;

         (i) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent (i) a final statement of sources and uses of funds regarding the (x) Cashland Acquisition at the initial closing date, (y) refinancing of existing indebtedness pursuant to this First Amendment and (z) fee and expense payments contemplated by this First Amendment, (ii) final projected financial statements (including balance sheets and statements of operations) of the Borrower and its subsidiaries for the three-year period after the First Amendment Effective Date, (iii) a pro forma opening balance sheet for the Borrower and its subsidiaries as of the First Amendment Effective Date after giving effect to the Cashland Acquisition and this First Amendment, and (iv) a pro-forma projected Compliance Certificate as of June 30, 2003 setting forth the covenant calculations both immediately prior to and after giving effect to the Cashland Acquisition and certifying that no Default or Event of Default exists or would occur as a result therefrom;

         (j) the Cashland Acquisition shall have closed on the terms set forth in the Cashland Purchase Agreement; and

         (k) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

         4. PAYMENTS BY LENDERS. Upon the effective date of this First Amendment, each Lender shall, to the extent necessary, make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all Lenders to the reduction of outstanding Loans held by the Lenders, to cause the principal amount of Loans outstanding made by each Lender to be in the amount of its Pro Rata Share (after giving effect to this First Amendment) of all outstanding Loans. The Borrower hereby irrevocably authorizes each Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Loans held by the other Lenders. If, as a result of the repayment of Loans provided for in this Section 4, any payment of Eurodollar Rate Loans occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Administrative Agent for the benefit of any Lender holding a Eurodollar Rate Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.05 to the extent a Eurodollar Rate Loan is paid on other than the last day of an Interest Period as a result thereof.

         5. ADDITION OF NEW LENDERS. The parties hereto agree that the provisions of Section 10.07 of the Credit Agreement shall not be applicable to the addition of the New Lenders pursuant to this First Amendment. Each New Lender represents and warrants to the Administrative Agent as follows:

         (a) such New Lender has received a copy of the Credit Agreement and all amendments thereto, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and it is an Eligible Assignee;

         (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this First Amendment, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this First Amendment and the other Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith;

         (c) under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to such New Lender under any Loan Document, and no tax forms described in Section
10.15 of the Credit Agreement are required to be delivered by such New Lender;
and

         (d) such New Lender has received and reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment and become a party to the Credit Agreement. Such New Lender has independently and without reliance upon the Administrative Agent or any other Person, and based on such information as such New Lender has deemed appropriate, made its own credit analysis and decision to enter into this First Amendment and become a party to the Credit Agreement. Such New Lender will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

         6. APPROVAL OF CASHLAND SELLER NOTE. By signing below, each Lender hereby approves, acknowledges and agrees that the terms of the Cashland Seller Note are satisfactory to it.

         7. REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

         (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

         8. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

         9. GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this First Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

         10. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this First Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

         11. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

         12. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

         13. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

================================================================================

         IN WITNESS WHEREOF, this First Amendment is executed as of the date first set forth above.

                                   CASH AMERICA INTERNATIONAL, INC.



                                   By:   /s/  David J. Clay
                                         ---------------------------------------
                                         David J. Clay
                                         -----------------------------------
                                         Vice President - Treasurer
                                         ------------------------------------

                                   WELLS FARGO BANK TEXAS, NATIONAL
                                   ASSOCIATION, as Administrative Agent



                                   By:   /s/  Stephen C. Melton
                                         ---------------------------------------
                                         Name:    Stephen C. Melton
                                                  ------------------------------
                                         Title:   Vice President
                                                  ------------------------------


                                   WELLS FARGO BANK TEXAS, NATIONAL
                                   ASSOCIATION, as a Lender, L/C Issuer
                                   and Swing Line Lender



                                   By:   /s/  Stephen C. Melton
                                         ---------------------------------------
                                         Name:    Stephen C. Melton
                                                  ------------------------------
                                         Title:   Vice President
                                                  ------------------------------


                                   BANK ONE, N.A., as a Lender and Documentation Agent



                                   By:   /s/ Greg Crowe
                                         ---------------------------------------
                                         Name:    Greg Crowe
                                                  ------------------------------
                                         Title:   Vice President
                                                  ------------------------------


                                   JPMORGAN CHASE BANK, as a Lender



                                   By:   /s/  David L. Howard
                                         ---------------------------------------
                                         Name:    David L. Howard
                                                  ------------------------------
                                         Title:   Vice President
                                                  ------------------------------

                                   US BANK NATIONAL ASSOCIATION, as a Lender



                                   By:   /s/  Joseph L. Sooter, Jr.
                                         ---------------------------------------
                                         Name:    Joseph L. Sooter, Jr.
                                                  ------------------------------
                                         Title:   Vice President
                                                  ------------------------------


                                   THE HUNTINGTON NATIONAL BANK, as a
                                   Lender



                                   By:   /s/  Cheryl L. Razon
                                         ---------------------------------------
                                         Name:    Cheryl L. Razon
                                                  ------------------------------
                                         Title:   Assistant Vice President
                                                  ------------------------------


                                   TEXAS CAPITAL BANK, NATIONAL
                                   ASSOCIATION, as a Lender



                                   By:   /s/ Barry B. Kromann
                                         ---------------------------------------
                                         Name:    Barry B. Kromann
                                                  ------------------------------
                                         Title:   Senior Vice President
                                                  ------------------------------

                                   ACKNOWLEDGED AND AGREED TO:

                                   CASH AMERICA HOLDING, INC.
                                   CASH AMERICA PAWN L.P. by its general
                                   partner, Cash America
                                   Holding, Inc.
                                   CASH AMERICA MANAGEMENT L.P. by its
                                   general partner, Cash America Holding, Inc.
                                   MR. PAYROLL CORPORATION
                                   CASH AMERICA, INC. OF TENNESSEE
                                   CASH AMERICA, INC. OF OKLAHOMA
                                   CASH AMERICA, INC. OF KENTUCKY
                                   CASH AMERICA, INC. OF SOUTH CAROLINA
                                   FLORIDA CASH AMERICA, INC.
                                   GEORGIA CASH AMERICA, INC.
                                   CASH AMERICA, INC. OF NORTH CAROLINA
                                   CASH AMERICA PAWN, INC. OF OHIO
                                   CASH AMERICA, INC. OF COLORADO
                                   CASH AMERICA, INC. OF ALABAMA
                                   CASH AMERICA, INC. OF INDIANA
                                   CASH AMERICA OF MISSOURI, INC.
                                   VINCENT'S JEWELERS AND LOAN, INC.
                                   CASH AMERICA, INC. OF UTAH
                                   CASH AMERICA, INC. OF ILLINOIS
                                   UPTOWN CITY PAWNERS, INC.
                                   EXPRESS CASH INTERNATIONAL CORPORATION
                                   EXPRESS CASH FRANCHISING SYSTEMS, INC.
                                   CASH AMERICA, INC.
                                   CASH AMERICA, INC. OF LOUISIANA
                                   CASH AMERICA FRANCHISING, INC.
                                   CASH AMERICA FINANCIAL SERVICES, INC.
                                   DOC HOLLIDAY'S PAWNBROKERS & JEWELLERS, INC.
                                   LONGHORN PAWN & GUN, INC.
                                   BRONCO PAWN & GUN, INC.
                                   GAMECOCK PAWN & GUN, INC.
                                   HORNET PAWN & GUN, INC.
                                   TIGER PAWN & GUN, INC.
                                   RATI HOLDING, INC.
                                   CASHLAND FINANCIAL SERVICES, INC.

                                   By:   /s/  David Clay
                                         ---------------------------------------
                                         David Clay
                                         Vice President and Treasurer